EXHIBIT 99.2

WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q1 FY2004 (All $ amounts in millions)

	Q1 FY03	Q2 FY03	Q3 FY03	Q4 FY03	Q1 FY04

REVENUE:	$583	$749	$706	$680	$714

REVENUE BY CHANNEL:
OEM	52%	53%	53%	52%	53%
DISTRIBUTORS	41%	39%	39%	41%	40%
RETAIL	7%	8%	8%	7%	7%

REVENUE BY GEOGRAPHY:
AMERICAS	48%	50%	48%	46%	38%
EUROPE	33%	31%	31%	26%	30%
ASIA	19%	19%	21%	28%	32%

REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS	55%	58%	55%	57%	53%

HARD DRIVE UNITS (in millions):	8.6	10.3	10.3	10.5	11.3

WORLDWIDE HEADCOUNT:	10,003	10,829	10,958	11,508	15,559

ASSET MANAGEMENT:
DAYS SALES OUTSTANDING	36	30	25	33	42

INVENTORY DETAIL:
RAW MATERIALS	$7	$14	$13	$12	$10
WORK IN PROCESS	$17	$19	$17	$20	$51
FINISHED GOODS	$68	$73	$81	$66	$62

TOTAL INVENTORY, NET	$92	$106	$111	$98	$123

INVENTORY TURNS	22	23	21	24	20